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                                                                      EXHIBIT 21


                      SUBSIDIARIES OF THE TITAN CORPORATION

Name                                                                  Domicile
----                                                                  --------

The Titan Corporation                                                 Delaware

Assist Cornerstone Technologies, Inc.                                 Utah
(a subsidiary of Cayenta, Inc. and Cayenta Operating Company)

Atlantic Aerospace Electronics Corporation                            Delaware
(a wholly owned subsidiary of Titan Systems Corporation)

Cayenta, Inc.                                                         Delaware

Cayenta Operating Company                                             Delaware
(a subsidiary of Cayenta, Inc.)

DBA Systems, Inc.                                                     Florida

Delfin Systems                                                        California

Diversified Control Systems, Inc.                                     Delaware

Eldyne, Inc.                                                          California

Horizons Technology, Inc.                                             Delaware

J.B. Systems, Inc. (d/b/a Mainsaver Corporation)                      California
(a wholly-owned subsidiary of Cayenta, Inc.)

Linkabir Wireless, Inc.                                               Delaware

MERGECO, Inc.                                                         Delaware

Pulse Sciences, Inc.                                                  California

Sakon, LLC                                                            Delaware

SFG Technologies Inc.                                                 Canada
(a wholly-owned subsidiary of Cayenta, Inc.)

System Resources Corporation                                          Delaware
(a wholly-owned subsidiary of Titan Systems Corporation)

Titan Africa, Inc. (f/k/a Titan Afronet, Inc.)                        Delaware

Titan Food Pasteurization Corp.                                       Delaware
(a wholly-owned subsidiary of Titan Sean Corp.)

Titan Medical Sterilization Corp.                                     Delaware
(a wholly-owned subsidiary of Titan Sean Corp.)

Titan Sean Corp. (f/k/a Titan Purification, Inc.)                     Delaware

Titan Systems Corporation
(f/k/a Titan Technologies and Information Systems Corporation)        Delaware

Titan Unidyne Corporation                                             Delaware

Titan Wireless, Inc.                                                  Delaware

Tomotherapeutics, Inc.                                                Delaware

Validity Corporation
(a wholly-owned subsidiary of Titan Systems Corporation)              California

VisiCom Laboratories, Inc.                                            Delaware